Exhibit 8.9

PricewaterhouseCoopers 1 Embankment Place London WC2N 6RH Telephone: +44 (0) 20 7583 5000 Facsimile: +44 (0) 20 7822 4652 pwc.com/uk
The Managing and Supervisory
Board of Directors of James Hardie Industries SE
Atrium, 8th floor
Strawinskylaan 3077
1077 ZX Amsterdam, The Netherlands

13 April 2010
Re:	James Hardie Industries SE
Ladies and Gentlemen:
          We have acted as special UK tax adviser to James Hardie Industries SE, a European Company (Societas Europaea (SE)) registered in The Netherlands (the “Company”), in connection with the registration of 102,000,000 ordinary shares, par value €0.59 per share (the “Securities”), of James Hardie Industries SE (the “Issuer”) as a result of the transfer of the corporate domicile of the Company from the Netherlands to Ireland to become an Irish SE company. At your request, we are rendering our opinion set forth below concerning material UK tax consequences of the Proposal (as defined in the Registration Statement, described below). All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Registration Statement.
          In the above capacity, we have reviewed (i) the registration statement on Form F-4 relating to the Securities filed by the Company on 13 April 2010 with the Securities and Exchange Commission under the Securities Act of 1933 (the “Registration Statement”), and (ii) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinion below. We have relied upon statements and representations made by the Company and have assumed that such statements and representations are true without regard to any qualifications as to knowledge and belief.
          For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents. We have assumed that such documents, certificates, and records are duly authorized, valid, and enforceable. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.
          In rendering our opinion, we have considered applicable provisions of the UK tax legislation, relevant UK case law and other UK Revenue guidance, and income tax treaties to which the UK is a party, all as in effect and available on the date of the Registration Statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in any of the authorities upon which our advice is based could affect our conclusions herein.
          There can be no assurance, moreover, that our opinion will be accepted by the UK tax authorities or, if challenged, by a court.
          On the basis of the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth in the Registration Statement and herein, we are of the
PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525. The registered office of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH. PricewaterhouseCoopers LLP is authorised and regulated by the Financial Services Authority for designated investment business.

opinion that although the descriptions in the F-4 in (i) Section 8.5.2 entitled “UK Shareholder Taxation”, (ii) Section 8.5.3. entitled “Tax on Future Dividends and Distributions From Irish SE” and (iii) Section 8.5.4 entitled “Tax on Capital Gains” do not purport to describe all possible UK tax consequences of the Proposal to Holders and the Company, under present UK tax law such descriptions fairly summarize, in, what we consider to be, all material respects, the relevant UK tax law.
          Except as set out above, we express no opinions or views regarding the UK tax consequences of the Proposal or any other transaction related to the Proposal.
          This opinion is expressed as of the date hereof, and we are not under any obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that hereafter becomes incorrect or untrue. In addition, any changes to either the Registration Statement or the other documents referred to above could affect our conclusions herein.
          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in such registration statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.
Yours faithfully,
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP.

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